UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: April 20, 2012
(Date of earliest event reported)

Verso Paper Corp.
(Exact name of registrant as specified in its charter)

Delaware	001-34056	75-3217389
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6775 Lenox Center Court, Suite 400
Memphis, Tennessee 38115-4436
(Address, including zip code, of principal executive offices)

(901) 369-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 20, 2012, Verso Paper Corp. issued a news release announcing that Michael A. Jackson will retire as the President and Chief Executive Officer and a director of Verso and that David J. Paterson has been elected by Verso’s board of directors to serve in such roles, with both events to occur effective as of May 14, 2012.

Mr. Jackson will continue to serve as the President and Chief Executive Officer and a director of Verso through the conclusion of Verso’s first quarter earnings call to be held on May 14, 2012.  Upon the conclusion of the earnings call, Mr. Jackson’s retirement as an executive officer and director of Verso will become effective, although he will remain an employee of Verso through June 30, 2012, to assist in a transitional capacity.  Mr. Paterson’s appointment to these positions will become effective on May 14, 2012, at the conclusion of the earnings call.  Mr. Paterson will serve as a Class II director of Verso with an initial term expiring at our 2013 annual meeting of stockholders.

Mr. Paterson, age 57, served as President and Chief Executive Officer and a director of AbitibiBowater Inc. (now doing business as Resolute Forest Products), a leading global producer of newsprint, coated and specialty papers, market pulp and wood products, from 2007 to 2011.  He was Chairman, President and Chief Executive Officer of Bowater Incorporated during 2007 and President and Chief Executive Officer of Bowater Incorporated from 2006 to 2007.  From 1987 to 2006, Mr. Paterson worked in various executive and sales and marketing positions for Georgia-Pacific Corporation, a leading global manufacturer of tissue, packaging, paper, building products and related chemicals, including most recently as Executive Vice President of the Building Products division from 2003 to 2006, Executive Vice President of the Pulp and Paperboard division from 2001 to 2003, President of the Paper and Bleached Board division in 2001, and Senior Vice President of the Communication Papers division from 2000 to 2001.

Verso and Mr. Jackson entered into a letter agreement dated April 20, 2012, in connection with his retirement from Verso.  Under the letter agreement, Verso agreed to provide the following payments and benefits to Mr. Jackson upon his retirement:

●
the benefits provided for under his employment agreement with Verso, including principally (a) a prorated annual incentive award for 2012 under Verso’s annual performance-based incentive plan reflecting his employment with Verso through June 30, 2012, (b) up to two years of continued coverage under Verso’s group medical and dental insurance plans, subject to Mr. Jackson paying the active-employee portion of the cost of such insurance, and (c) a contribution to Mr. Jackson’s account under Verso’s deferred compensation plan in an amount equal to the retirement benefits that he would have received had he remained actively employed by Verso for two years after June 30, 2012;

●
a payment of $1,250,000, which is equal to the sum of Mr. Jackson’s annual base salary and his annual incentive award opportunity at the target level of achievement under Verso’s annual performance-based incentive plan; and

●
the modification of (a) each stock option award granted by Verso to Mr. Jackson to provide that the stock option will continue to vest according to the original three-year vesting schedule and will remain exercisable for the original exercise period ending seven years after the grant date, and (b) each restricted stock award granted by Verso to Mr. Jackson to provide that the restrictions with respect to the restricted stock will continue to lapse according to the original three-year vesting schedule.

These payments and benefits are conditioned upon Mr. Jackson’s agreement to sign and be bound by Verso’s standard form of waiver and release of claims agreement.

Verso and Mr. Paterson entered into an employment agreement dated April 20, 2012, in connection with his appointment as the President and Chief Executive Officer and a director of Verso effective as of May 14, 2012.  The employment agreement has an initial term of three years which will be automatically extended for successive one-year periods unless either Verso or Mr. Paterson notifies the other of the non-extension of the term no later than 90 days prior to its then applicable expiration.  The employment agreement requires Verso to pay or provide to Mr. Paterson the following material components of employment compensation:

●	an initial annual base salary of $625,000;

●	a one-time bonus of $230,000 to be paid as of his start date;

●
an annual incentive award opportunity under Verso’s annual performance-based incentive plan with a target award amount equal to 100% of his annual base salary and a maximum award amount equal to 200% of his annual base salary, which for the 2012 fiscal year will be prorated for the portion of the fiscal year that Mr. Paterson is employed by Verso;

●
a stock option to be granted as of May 14, 2012, entitling Mr. Paterson to purchase 650,000 shares of Verso common stock at an exercise price equal to the fair market value per share of the stock on the grant date, with the stock option vesting in equal installments over a three-year vesting schedule and being exercisable, to the extent vested, during an exercise period ending seven years after the grant date;

●
a conditional right to be granted a stock option, entitling Mr. Paterson to purchase an additional 200,000 shares of Verso common stock at an exercise price equal to the fair market value per share of the stock on the grant date, if certain events occur in the future; and

●	participation in Verso’s employee benefit plans, programs and arrangements.

Mr. Paterson’s employment with Verso may be terminated prior to the expiration of the employment agreement upon his death or disability, by Verso for or without cause, and by Mr. Paterson for or without good reason.  Verso’s obligations upon the termination of Mr. Paterson’s employment vary according to the reason for termination and are substantially the same as those provided for in Mr. Jackson’s employment agreement.  Mr. Paterson is entitled under the employment agreement to indemnification by Verso to the maximum extent allowed under Delaware law and to coverage under Verso’s directors and officers insurance policies.  The employment agreement imposes on Mr. Paterson customary non-disclosure obligations during and after his employment with Verso as well as customary non-competition and non-solicitation obligations during his employment with Verso and for 18 months thereafter.

For additional information concerning the foregoing, Verso’s news release, Mr. Jackson’s separation agreement and Mr. Paterson’s employment agreement are included as Exhibits 99.1, 99.2 and 99.3, respectively, to this report, and they are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit
Number	Description

99.1	News release issued by Verso Paper Corp. on April 20, 2012.

99.2	Letter agreement dated April 20, 2012, between Verso Paper Corp. and Michael A. Jackson.

99.3	Employment agreement dated April 20, 2012, and effective as of May 14, 2012, between Verso Paper Corp. and David J. Paterson.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 20, 2012

VERSO PAPER CORP.

	By:	/s/ Robert P. Mundy
Robert P. Mundy
Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	News release issued by Verso Paper Corp. on April 20, 2012.

99.2	Letter agreement dated April 20, 2012, between Verso Paper Corp. and Michael A. Jackson.

99.3	Employment agreement dated April 20, 2012, and effective as of May 14, 2012, between Verso Paper Corp. and David J. Paterson.